                                                                    EXHIBIT 23.5

                       [DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-59121, 33-63139,
33-64127, 33-65479, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765,
333-00835, 333-06723, 333-07615 and 333-19813) on Form S-3, the Registration
Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33- 54263, 33-57635, 33-60839, 33-60843, 33-64827, 33-64829,
33-64831, 33-65483, 33-65485, 33-65487, 333-06177, 333-06179, 333-16025 and
333-16027) on Form S-8 of Tele-Communications, Inc. of our report dated March 14, 1997 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996 appearing in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
March 24, 1997